SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the  Registrant  |X|
Filed by a party  other than the Registrant |_|
Check the appropriate  box:
|_| Preliminary  proxy statement     |_| Confidential, For Use of the Commission
|X| Definitive  proxy statement          Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive additional  materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Glenborough Realty Trust Incorporated
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s)Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ---------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:
    ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ---------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction.
    ---------------------------------------------------------------------------
(5) Total fee paid:
    ---------------------------------------------------------------------------
    |_| Fee paid previously with preliminary materials:
    ---------------------------------------------------------------------------
    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. (1) Amount previously paid:
    ---------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
    ---------------------------------------------------------------------------
(3) Filing Party:
    ---------------------------------------------------------------------------
(4) Date Filed:
    ---------------------------------------------------------------------------

                            GLENBOROUGH REALTY TRUST
                                  INCORPORATED
                    Notice Of Annual Meeting Of Stockholders
                             To Be Held May 7, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Glenborough Realty Trust Incorporated (the "Company") will be held on Friday, May 7, 1999, at 10:00 a.m. local time, at the Westin Hotel, One Old Bayshore Highway, Millbrae, California, to consider and vote upon the following matters:
     1. To elect two Class I Directors for  terms  ending  in 2002.
     2. To approve (i) the grant to Robert Batinovich, the Company's Chairman and Chief Executive Officer, of an option to acquire 700,000 shares of the Company's Common Stock and (ii) the grant to Andrew Batinovich, the Company's President and Chief Operating Officer, of an option to acquire 300,000 shares of the Company's Common Stock. Each of these options was granted, subject to stockholder approval, with exercise prices significantly higher than $21.625 per share, the market price of the Common Stock on the date of grant. One-third of such options have an exercise price of $27.03 per share, one-third of such options have an exercise price of $32.44 per share and one-third of such options have an exercise price of $37.84 per share. On March 15, 1999, the last reported sales price of the Company's Common Stock on the New York Stock Exchange was $17.625 per share.
     3. To ratify the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
     4. To transact such other business as may properly come before the Annual Meeting and at any postponements or adjournments thereof. The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached and made part of this Notice. The Board of Directors has fixed the close of business on March 15, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
     All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your Proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Annual Meeting can be held. Stockholders who attend the Annual Meeting may revoke a prior proxy and vote in person as set forth in the Proxy Statement.
     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.


                                           By Order of the Board of Directors


                                           ROBERT BATINOVICH
                                           Robert Batinovich,
                                           Chairman and Chief Executive Officer
San Mateo, California
April 5, 1999

                Mailed to Stockholders on or about April 5, 1999


                            GLENBOROUGH REALTY TRUST
                                  INCORPORATED
                      400 South El Camino Real, 11th Floor
                        San Mateo, California 94402-1708
                  ____________________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999
                  ____________________________________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of the Company of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Westin Hotel, One Old Bayshore Highway, Millbrae, California, on May 7, 1999, at 10:00 a.m. local time and at any and all postponements or adjournments thereof.

Revocability of Proxies

     Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above (to the attention of Frank E. Austin) or by voting in person at the Annual Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Annual Meeting to be effective.

Solicitation and Voting of Proxies

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The presence at the Annual Meeting, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Holders of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), are entitled to vote at the Annual Meeting. The close of business on March 15, 1999 has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters to be voted upon at the Annual Meeting. As of the Record Date, there were 31,734,539 shares of Common Stock outstanding.

     Stockholder votes will be tabulated by the person or persons appointed by the Board to act as inspector of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposals Nos. 2 and 3. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the holder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the two nominees for Class I director named below and FOR Proposals Nos. 2 and 3.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of the Record Date by (i) each director and each of the executive officers named in the Executive Compensation table below, (ii) all directors and executive officers as a group, and (iii) each person known by the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                                     Percentage of Shares
                                              Amount and                                of Common Stock
                                              Nature of          Percentage of          Outstanding and
     Name and Business Address of             Beneficial         Shares              Operating Partnership
           Beneficial Owner                  Ownership(1)        Outstanding(2)           Units(3)

Robert Batinovich (4)(5)                     1,685,290               5.2%                    4.6%
Andrew Batinovich (4)(6)                       513,345               1.6%                    1.4%
Sandra L. Boyle (4)(7)                          38,247                *                       *
Stephen R. Saul (4)(8)                          11,357                *                       *
Frank E. Austin (4)(9)                          17,716                *                       *
Terri Garnick (4)                               13,502                *                       *
Steven Hallsey(4)                                    0                *                       *
Patrick Foley (10)                              43,063                *                       *
Richard A. Magnuson(10)                         30,000                *                       *
Laura Wallace (10)                              26,200                *                       *
Richard C. Blum (11)                            13,000                *                       *
All directors and executive officers         2,391,720               7.3%                    6.5%
     as a group (11 persons) (12)
Franklin Resources, Inc.
and affiliates (13)                          5,529,147              17.4%                   15.4%
FMR Corp. (14)                               4,018,918              12.6%                   11.2%
The Equitable Companies Incorporated (15)    3,361,700              10.6%                    9.4%
Lazard Freres & Co. LLC (16)                 1,930,014               6.1%                    5.3%

----------------------
*      less than 1.0%

(1) Certain of the officers hold or control limited partnership interests in Glenborough Partners, a California limited partnership ("Partners"), which holds an interest in Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership"), in which the Company holds an interest both as general partner and as limited partner. Such officers, through their interest in Partners, share indirectly, with the Company, in the net income or loss and any distributions of the Operating Partnership. In addition, certain of the officers beneficially own a portion of the equity securities (in the form of common stock) of Glenborough Corporation ("GC"), in which the Company also holds an equity interest (in the form of non-voting preferred stock); GC holds a small interest in the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, Partners and GC hold certain redemption rights under which their respective interests in the Operating Partnership could at some point be redeemed in exchange for shares of the Company's Common Stock.
(2)   Assumes  that  all  Operating   Partnership  Units  and  the
      Company's Series A Convertible Preferred Stock beneficially owned by the person, directly or indirectly, are exchanged for or converted into shares of the Company's Common Stock, that none of the Operating Partnership Units or Series A Convertible Preferred Stock held by other persons are so exchanged or converted, that all stock options exercisable within 60 days of the Record Date are exercised and that no stock options held by other persons are exercised.
(3)   Assumes the exchange of all outstanding Operating Partnership
      Units for shares of Common Stock. Assumes that none of the shares of Series A Convertible Preferred Stock held by other persons are converted into shares of Common Stock, and assumes that none of the options held by other persons are exercised.
(4)   The  business  address of such  person is 400 South El Camino
      Real, Suite 1100, San Mateo, California 94402-1708.

(5)   Includes 69,166 shares of the Company's Common Stock that may be issued upon redemption of Robert Batinovich's interest in the Operating Partnership. Includes 143,419 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Robert Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 27,051 shares of the Company's Common Stock which represents Robert Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners. Includes 4,735 shares of the Company's Common Stock which represents Robert Batinovich's portion of all shares of the Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that is owned by Partners. Excludes 111,857 shares of the Company's Common Stock held by S.S. Rainbow, a California limited partnership ("S.S. Rainbow") in which Robert Batinovich's adult son, Andrew Batinovich, is general partner, and his daughter, Angela Batinovich, is a limited partner. Also excludes (i) 2,657 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Angela Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption, (ii) 501 shares of the Company's Common Stock which represents Angela Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners, (iii) 88 shares of the Company's Common Stock that would be acquired by a trust as to which Angela Batinovich is sole beneficiary and an independent third party is trustee, which represents such trust's portion of all shares of the Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that is owned by Partners, and (iv) 1,094 shares of the Company's Common Stock which represents such trust's portion of all shares of the Company's Common Stock that would be acquired by such trust upon conversion of 1,437 shares of the Companies Series A Convertible Preferred Stock that is owned by such trust. Includes 350,000 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.
(6)   Includes 5,954 shares of the Company's  Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 1,123 shares of the Company's Common Stock which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners. Includes 197 shares of the Company's Common Stock which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that is owned by Partners. Also includes 111,857 shares of the Company's Common Stock held by S.S. Rainbow in which Andrew Batinovich is sole general partner and his sister, Angela Batinovich, is a limited partner. Of the total shares held by S.S. Rainbow, Andrew Batinovich's pro rata portion is 56,488 shares and Angela Batinovich's pro rata portion is 55,369. Angela Batinovich's 55,369 shares (beneficially owned through her interest in S.S. Rainbow) are not attributed to Robert Batinovich (her father), but only to Andrew Batinovich (the general partner of S.S. Rainbow) for purposes of this table. Includes 199,550 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.
(7) Includes 356 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Sandra Boyle's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 67 shares of the Company's Common Stock which represents Sandra Boyle's portion of all shares of the Company's Common Stock that is owned by Partners. Includes 12 shares of the Company's Common Stock which represents Sandra Boyle's portion of all shares of the Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that is owned by Partners. Also includes 601 shares of the Company's Common Stock that may be issued upon the redemption of GC's interest in the Operating Partnership, which represents Sandra Boyle's portion of all shares of the Company's Common Stock that may be issued to GC upon such redemption. Includes 32,207 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.
(8) Includes 7,207 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.

(9) Includes 838 shares of the Company's Common Stock which represents the number of shares of the Company's Common Stock that would be acquired by Frank Austin upon conversion of 1,100 shares of the Company's Series A Convertible Preferred Stock that are owned by Frank Austin. Includes 494 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Frank Austin's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 93 shares of the Company's Common Stock which represents Frank Austin's portion of all shares of the Company's Common Stock that is owned by Partners. Includes 16 shares of the Company's Common Stock which represents Frank Austin's portion of all shares of the Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that is owned by Partners. Also includes 601 shares of the Company's Common Stock that may be issued upon the redemption of GC's interest in the Operating Partnership, which represents Frank Austin's portion of all shares of the Company's Common Stock that may be issued to GC upon such redemption. Includes 7,207 shares of Common Stock issuable pursuant to options exercisable with 60 days of the Record Date.
(10)  Includes 18,000 shares of Common Stock issuable  pursuant to options exercisable within 60 days of the Record Date.
(11)  Includes 11,000 shares of Common Stock issuable  pursuant to options exercisable within 60 days of the Record Date.
(12)  Includes  220,591 shares of the Company's  Common Stock that may be issued upon the redemption of Mr. Batinovich's, Partners' and GC's respective interests in the Operating Partnership, which includes all officers' and directors' aggregate portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption; 838 shares of the Company's Common Stock that may be issued upon conversion of 1,100 shares of Series A Preferred Stock; 4,960 shares of the Compan's Common Stock which represents all officers' and directors' aggregate portion of all shares of the
      Company's Common Stock that would be acquired by Partners upon conversion of 30,000 shares of the Company's Series A Convertible Preferred Stock that are owned by Partners, and 661,171 shares of the Company's Common Stock issuable pursuant to options exercisable by the named officers and directors within 60 days of the Record Date.
 (13) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission ("SEC") and dated January 8, 1999, which is the basis for the following information. The persons filing such Schedule 13G are Franklin Resources, Inc. ("FRI"), 777 Mariners Island Boulevard, P. O. Box 7777, San Mateo, CA 94403-7777; Charles B. Johnson; Rupert H. Johnson, Jr.; and Franklin Advisers, Inc. The securities reported on such Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisor subsidiaries (the "Adviser Subsidiaries") of FRI. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be the beneficial owner of these securities. Charles B. Johnson and Rupert H. Johnson (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by such Schedule 13G. Franklin Advisers, Inc. has sole power to vote or to direct the vote, as well as sole power to dispose or to direct the disposition, of 5,478,371 shares. Franklin Management, Inc. has sole power to dispose or to direct the disposition, of 50,776 shares.
(14)  Share  amount as reported on Schedule 13G filed with the SEC and dated February 12, 1999. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "Investment Act"), is the beneficial owner of 2,846,078 shares of such Common Stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 2,846,078 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("Fidelity Trust"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,172,840 shares of such Common Stock as a result of its serving as investment manager of the institutional account(s). Edward
      C. Johnson 3d and FMR, through its control of Fidelity Trust, each has sole voting and dispositive power over 1,172,840 shares of Common Stock owned by the institutional account(s) as reported above.

(15) Share amount as reported on Schedule 13G filed with the SEC and dated February 16, 1999, which is the basis for the following information. The persons filing such 13G are (i) AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group (collectively, the "Mutuelles AXA") and (ii) The Equitable Companies Incorporated. Each of the Mutuelles AXA entities disclaim beneficial ownership of the shares of the Company's Common Stock, and none of these entities has sole or shared voting power, or sole or shared dispositive power with respect to such shares. Alliance Capital Management L.P., a subsidiary of The Equitable Companies Incorporated has sole power to direct the voting of 1,087,300 shares, shared power to direct the voting of 2,241,000 shares and sole power to dispose of 3,361,700 shares. The address of The Equitable Companies Incorporated is 1290 Avenue of the Americas, New York, New York 10104.
(16) Share amount as report on Schedule 13G filed with the SEC and dated February 16, 1999. Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, New York 10020, has sole power to direct the voting of 1,650,610 shares of Common Stock and sole power to dispose of 1,930,014 shares.

                                 PROPOSAL NO. 1
                          ELECTION OF CLASS I DIRECTORS

     The Company's bylaws provide for a staggered Board of Directors. The Bylaws divide the Company's Board of Directors into three classes, each of which contains one-third of the whole number of the members of the Board. The members of each class are elected for a term of three years and until their successors are elected and qualified, with one class being elected by stockholder vote annually. At each Annual Meeting, the class of directors whose term is then expiring is filled with directors elected to three year terms.

     The Company's Board of Directors currently consists of six directors. The Board of Directors of the Company has nominated, and recommends for election as Class I directors, Richard C. Blum and Richard A. Magnuson, each of whom is currently serving as a Class I director of the Company, each to hold office for a term of three years ending in the year 2002. Unless authority is withheld or either nominee is unwilling or unable to serve, which the Board does not expect, the persons named in the enclosed proxy will vote such proxy for the election of such nominees. The Board of Directors has no reason to believe that either nominee will be unable to serve. The affirmative vote of a plurality of the shares of Common Stock present or represented to vote at the Annual Meeting is necessary to elect each Class I director nominee. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Information Regarding Class I Director Nominees

Certain information about each of the Class I director nominees is furnished below:

     Richard C. Blum was first elected a director of the Company in January 1998. Mr. Blum is chairman and president of Richard C. Blum & Associates, Inc., which is the general partner of Richard C. Blum &
Associates, L.P., a merchant banking firm which acts as general partner for various investment partnerships. Mr. Blum also serves as a director of URS Corporation (architectural and engineering services), CB Richard Ellis (formerly Coldwell Banker, a holding company for various real estate enterprises), and Playtex Products, Inc. (consumer products). Mr. Blum also has served as a director of Northwestern Airlines Corporation since 1989.

     Richard A. Magnuson has served as director of the Company since January 11, 1996. He is also Managing Director at Nomura International, plc., the London-based merchant banking division of the international investment bank, Nomura Securities. Mr. Magnuson joined Nomura Securities in March 1994, serving as director in its United States division. Before joining Nomura Securities, Mr Magnuson was a director in Real Estate Investment Banking at Merrill Lynch & Co. for five years. Mr. Magnuson is a former member of the Urban Land Institute, the National Association of Real Estate Investment Trusts, and the International Council of Shopping Centers.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                       RECOMMENDS A VOTE FOR THE ELECTION
                           OF EACH NOMINEE NAMED ABOVE

Directors and Executive Officers

     The following table sets forth certain information as of the Record Date with respect to the directors and the executive officers, including their ages.

                                           Term
           Name                 Age       Expires           Principal Position

Robert Batinovich               62         2000      Chairman and Chief Executive Officer
Andrew Batinovich               40         2001      Director, President and Chief Operating Officer
Sandra L. Boyle                 50          --       Executive Vice President
Stephen R. Saul                 45          --       Executive Vice President and Chief Financial Officer
Frank E. Austin                 51          --       Senior Vice President, General Counsel and Secretary
Terri Garnick                   38          --       Senior Vice President, Chief Accounting Officer and Treasurer
Steven F. Hallsey               47          --       Senior Vice President, Commercial Property Management
Richard C. Blum                 63         1999      Director
Patrick Foley                   67         2000      Director
Richard A. Magnuson             41         1999      Director
Laura Wallace                   45         2001      Director

     Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1, Election of Directors." Biographical information concerning the other directors and the executive officers is set forth below.

     Robert Batinovich has served as the Company's Chairman and Chief Executive Officer since the Company began operations on December 31, 1995. Mr. Batinovich also served as President of the Company since the Company began Operations through September 1998. He also was the founder of Glenborough Corporation and certain of its affiliates, and has been engaged in real estate investment and management, and corporate finance, since 1970. He served as President, Chief Executive Officer and Chairman of Glenborough Corporation from its formation in 1978 until its consolidation and merger with the Company (the "Consolidation") on December 31, 1995. Mr. Batinovich served as a member of the California Public Utilities Commission from 1975 to 1979, serving as its President the last three years. He is a member of the Board of Directors of the Farr Company, a publicly held company that manufactures industrial filters. Mr. Batinovich's business background includes seven years as an executive with Norris Industries, and managing and/or owning manufacturing, vending and service companies and a national bank, and providing investment consulting to businesses and individuals. He has served on a number of governmental commissions and participated in a variety of policy research efforts sponsored by government bodies and universities.

     Andrew Batinovich has served as director, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since the Company began operations on December 31, 1995 until September 1998 when he became President and Chief Operating Officer of the Company. He also served as a director of Glenborough Corporation prior to the Consolidation, was employed by Glenborough Corporation from 1983 until the Consolidation and functioned as its Chief Operating Officer and Chief Financial Officer since 1987. Mr
Batinovich holds a California real estate broker s license and is a Member of the National Advisory Council of Building Owners and Managers Association ("BOMA") International. Prior to joining Glenborough, Mr. Batinovich was a lending officer with the International Banking Group and the Corporate Real Estate Division of Security Pacific National Bank. Mr. Batinovich has a B.A. in International Finance from the American University of Paris.

     Patrick Foley has served as director of the Company since January 11, 1996. He is also Chairman and Chief Executive Officer of DHL Corporation. Inc., and its major subsidiary, DHL Airways, positions he has held since 1988. Prior to joining DHL, Mr. Foley was associated with the Hyatt Hotels Corporation ("Hyatt") for 26 years: in a variety of capacities, from 1962 to 1972; as Executive Vice President for Operations, from 1972 to 1978; as President, from 1978 to 1984; as Chairman from 1984 to 1988; as Vice Chairman and later Chief Executive Officer of Braniff Airlines, a Hyatt subsidiary, from 1984 to 1988. Mr. Foley currently is a member of the boards of directors of Continental Airlines, Inc.; Foundation Health Systems, Inc.; Del Monte Foods, Inc. and Flextronics International Ltd.

     Laura Wallace has served as director of the Company since January 11, 1996. She is also Chief Investment Officer of the Public Employees Retirement System of Nevada (the "System"), a position she has held since 1985 and to which she was promoted after serving four years as Investment Analyst. The System comprises 80,000 active members, 40,000 inactive members, and 20,000 benefit recipients, with an investment portfolio of $11.8 billion. Prior to joining the System, Ms. Wallace served from 1977 to 1980 as Manager of the Beaverton, Oregon office of Safeco Title Insurance Company, and from 1975 to 1977 as Senior Assistant Manager of the Beaverton office of Household Finance Corporation. Ms. Wallace is a member of the National Association of State Investment Officers, of which she is past chairman; a member of the executive board of the National Conference of Public Employee Retirement Systems; a director of the Retired Senior Volunteer Program; past member of the Editorial Board of the Institutional Real Estate Letter; and serves as guest lecturer at the University of Nevada.

     Sandra L. Boyle has served as Executive Vice President of the Company since September 1998, prior to which she served as Senior Vice President of the Company since it began operations on Decembe 31, 1995. Ms. Boyle has been associated with Glenborough Corporation or its affiliated entities since 1984. She was originally responsible for residential marketing. Her responsibilities were gradually expanded to include residential leasing and management in 1985, and commercial leasing and management in 1987. She was elected Vice President of Glenborough Corporation in 1989. She currently supervises asset management, property management and management information services for the Company. Ms. Boyle holds a California real estate broker's license and a CPM designation, is a past President of BOMA San Francisco, and is a member of the National Advisory and Finance Committee of BOMA International, and the Board of Directors of BOMA San Francisco and BOMA California.

     Stephen R. Saul has served as Vice President of the Company since May 1996 and became the Company's Executive Vice President and Chief Financial Officer in September 1998. He has served as Manager of Real Estate Finance since joining Glenborough Corporation in April 1995. Prior to joining Glenborough Corporation, Mr. Saul served for four years as President of KSA Financial Corporation, a company which was based in Sacramento, California and which originated equity and debt financing for real estate projects in Northern California; he also served five years with Security Pacific National Bank and five years with the development company of Harrington and Kulakoff. Mr. Saul has a B.A. in Architecture and Urban Studies from Stanford University and an M.B.A. from Harvard University.

     Frank E.  Austin has  served as Senior  Vice  President,  General
Counsel and Secretary of the Company since the Company began operations on December 31, 1995. Mr. Austin also served as a Vice President of Glenborough Corporation from 1985 until the completion of the Consolidation. He is a member of the State Bar of California. Prior to joining Glenborough, Mr. Austin served for three years as committee counsel in the California State Senate, three years with the law firm of Neumiller & Beardslee, and four years at State Savings and Loan Association and American Savings and Loan Association.

     Terri Garnick has served as Senior Vice President, Chief Accounting Officer and Treasurer of the Company since the Company began operations on December 31, 1995. Ms. Garnick joined Glenborough Corporation in 1989, and between that time and the completion of the Consolidation was responsible for property management, accounting, financial statements, audits, SEC reports, and tax returns for partnerships under management of Glenborough Corporation and its affiliates. Prior to joining Glenborough Corporation in 1989, Ms. Garnick was a controller at August Financial Corporation from 1986 to 1989 and was a Senior Accountant at Deloitte Haskins & Sells from 1983 to 1986.

     Steven F. Hallsey joined the Company on January 12, 1998, as Senior Vice President of Commercial Property Management. Prior to joining the Company, Mr. Hallsey served for three years as President and Chief Operating Officer of Western National Group, a national property management firm based in Irvine, California; and for two years as President of the Harbor Group of Norfolk, Virginia, which owned and operated a regional portfolio of commercial and multifamily properties. He also served four years as a Senior Vice President of Balcor Property Management and six years as Senior Executive Vice President of Clark Financial Corporation, a regional property management firm based in Salt Lake City, Utah. Mr. Hallsey serves on the boards of directors of the National Multi Housing Counsel and the California Apartment Association, and is the founder of the South Coast Apartment Association.

Board Meetings, Committees and Compensation

     During the fiscal year ended December 31, 1998, the Board of Directors held five meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which they serve. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee, and their respective membership, were established in January 1996. The Board of Directors does not presently have a separate nominating committee, the function of which is handled by the Board of Directors as a whole.

     The Audit Committee. The Audit Committee consists of Laura Wallace and Richard A. Magnuson. During the fiscal year ended December 31, 1998, the Audit Committee met twice. The Audit Committee reviews with the Company's independent accountants the annual reports received from such auditors; reviews with the independent auditors the scope of the succeeding annual audit; nominates the independent auditors to be selected each year by the Board of Directors; reviews consulting services rendered by the Company's independent auditors and evaluates the possible effect on the auditors' independence of performing such services; ascertains the existence of adequate internal accounting and control systems; and reviews with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company.

     The Compensation Committee. The Compensation Committee consists of Patrick Foley, Laura Wallace and Richard C. Blum. During the fiscal year ended December 31, 1998, the Compensation Committee met twice. The Compensation Committee reviews the Company's compensation philosophy and programs and determines compensation for the Company's executive officers. The Compensation Committee administers the Company's 1996 Stock Incentive Plan. The Compensation Committee also takes all independent action required under the federal securities laws and the Internal Revenue Code on all matters pertaining to compensation programs and policies (including employee incentive and benefits programs), and reports to the Board of Directors concerning its actions.

     Compensation. The Company pays an annual retainer fee of $20,000 to its non-employee directors ("Independent Directors"). The Company also reimburses Independent Directors for travel expenses incurred in connection with their activities on behalf of the Company. In addition, each Independent Director receives $500 for each committee meeting the director attends, with the chairman of the respective committee receiving $1,000 for each committee meeting.


Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 1998, Messrs. Foley and Blum and Ms. Wallace, each of whom is an Independent Director, served on the Compensation Committee of the Board of Directors. No interlocking relationship presently exists between any member of the Compensation Committee and any member of the board of directors or compensation committee of any other corporation.


Relationships Among Directors or Executive Officers

     Robert Batinovich, the Company's Chairman and Chief Executive Officer, is the father of the Company's director, President and Chief Operating Officer. There are no other family relationships among any directors and executive officers of the Company.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The  following  table  sets  forth  information   concerning  the
compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the fiscal year ended December 31, 1998.

                                                                      Restricted          Securities
Name And Principal Position                                              Stock            Underlying            All Other
                              Year       Salary ($)     Bonus ($)     Award(s)($)     Options/SARs(#)      Compensation ($)
----------------------------------------------------------------------------------------------------------------------------

Robert Batinovich             1998          480,000       480,000              -           100,000(1)             25,401(2)
   Chairman and               1997          250,000       150,000              -           450,000(3)             16,354(4)
   Chief Executive Officer    1996          250,000       150,000              -                                  15,265(4)

Andrew Batinovich             1998          300,000       300,000              -            80,000(1)             12,705(5)
   Director, President and    1997          200,000        50,000              -            80,000(3)              4,330(4)
   Chief Operating Officer    1996          200,000        50,000              -           250,000(6)              3,923(4)

Sandra L. Boyle               1998          220,000       104,500              -            35,000(1)             14,201(7)
   Executive Vice             1997          190,000        76,000              -            59,400(8)             15,195(9)
   President                  1996          185,000             0     69,375(10)            75,000(6)             7,077(11)

Steven F. Hallsey             1998          170,406        60,000              -           65,000(12)            10,930(13)
   Senior Vice President
   of Commercial Property
   Management

Daniel Levin                  1998          157,000        71,250              -           85,000(14)            60,405(15)
   Vice President


(1)  Represents nonqualified stock options granted in October 1998 at an exercise price of $21.625.
(2)  Includes $17,401 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's 401(k) Retirement Plan of $8,000.
(3)  Represents nonqualified stock options granted in October 1997 at an exercise price of $27.50.
(4)  Represents  amounts for health and life  insurance  policies whose premiums are paid by the Company for the benefit of the executive officers indicated.
(5) Includes $4,705 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's 401(k) Retirement Plan of $8,000.
(6)  Comprises the following grants to Andrew  Batinovich:  57,657
     incentive   stock  options   granted  in  August  1996,   and  192,343
     nonqualified stock options granted in August 1996 and November 1996, all at an exercise price of $15.00; and 75,000 incentive stock options granted to Sandra Boyle in August 1996 and November 1996, all at an exercise price of $15.00.
(7)  Includes an automobile allowance of $1,056, $5,145 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's 401(k) Retirement Plan of $8,000.
(8)  Comprises  nonqualified  stock  options as  follows:  15,000 options granted in September 1997 at an exercise price of $30.00, 15,000 options granted in September 1997 at an exercise price of $26.00, and 29,400 options granted in October 1997 at an exercise price of $27.50.
(9) Includes an automobile allowance of $2,400, $4,739 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's 401(k) Retirement Plan of $8,056.
(10) Represents the fair market value of 5,000 shares of restricted stock on the date of grant (August 2, 1996), based upon the closing price of the Company's Common Stock of $13.875. As of the Record Date, the fair market value of the 5,000 shares of restricted stock was $88,125, based upon the closing price of the Company's Common Stock of $17.625 per share. Twenty percent of restricted stock vests one year after grant and an additional twenty percent vests each year thereafter.
(11) Includes $4,302 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $2,775.
(12) Comprises (i) 27,946 incentive stock options granted in February 1998 at an exercise price of $30.00, of which 7,946 were re-priced at $21.625 in October 1998, and (ii) nonqualified stock options as follows: 7,054 options granted in February 1998 at an exercise price of $30.00, all of which were re-priced at $21.625 in October 1998, and 30,000 options granted in October 1998 at an exercise price of $21.625.

(13) Includes $4,114 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's 401(k) Retirement Plan of $6,816.
(14) Comprises (i) 28,000  incentive  stock  options  granted in
     March 1998 at an exercise price of $28.375, and (ii) 57,000 nonqualified stock options as follows: 47,000 options granted in March 1998 at an exercise price of $28.375, of which 15,000 were re-priced at $21.625 in October 1998, and 10,000 options granted in October 1998 at an exercise price of $21.625.
(15) Includes $2,405 for health and life insurance policies whose premiums are paid by the Company, contributions to the Company's 401(k) Retirement Plan of $8,000, and a relocation allowance of $50,000.

                       OPTION GRANTS FOR LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the year ended December 31, 1998.


                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                  Annual Rates of
                                                                                                    Stock Price
                                                                                                   Appreciation
                                         Individual Options Grants                               For Option Term(1)
                       _____________________________________________________________________   ______________________
                                      Number of       % of Total
                                      Securities      Options/SAR
                                      Underlying     s Granted to   Exercise
                                     Options/SAR       Employees    Price per
                          Grant       s Granted        in Fiscal      Share       Expiration
Name                      Date          (#)(2)            Year        ($/Sh)        Date          5% ($)     10% ($)

Robert Batinovich       10/23/98      100,000(3)          8.0%       $21.625       10/23/08     1,359,985   3,446,468
Andrew Batinovich       10/23/98       80,000(3)          6.4%        21.625       10/23/08     1,087,988   2,757,174
Sandra L. Boyle         10/23/98       35,000             2.8%        21.625       10/23/08       475,995   1,206,264

Steven Hallsey          02/25/98       15,000             1.2%        21.625       02/25/08       375,032     789,313
                        02/25/98       20,000             1.6%        30.000       02/25/08       332,542     884,918
                        10/23/98       30,000             2.4%        21.625       10/23/08       407,995   1,033,940

Daniel Levin             3/18/98       60,000             4.8%        28.375        3/18/08     1,070,693   2,713,347
                         3/18/98       15,000             1.2%        21.625        3/18/08       368,923     779,587
                        10/23/98       10,000             0.8%        21.625       10/23/08       135,998     344,647
______________

(1)  Potential  realizable  value is  determined  by  applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.
(2)  Reflects options that have a ten year term.
(3)  Excluding   options   conditionally   granted   subject  to
     stockholder  approval  under  Proposal  No. 2 described  in this Proxy
     Statement.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     During the year ended December 31, 1998, the Named Executive Officers did not exercise any of their stock options. The following table sets forth the number of shares of Common Stock covered by the stock options held by the Named Executive Officers as of December 31, 1998.


                                                 Number of Securities                  Value of Unexercised
                                                Underlying Unexercised                     In-the-Money
                                               Options at Year-End (#)              Options at Year-End ($)(1)
Name                                        Exercisable       Unexercisable       Exercisable        Unexercisable

Robert Batinovich                             350,000            200,000                   0                   0
Andrew Batinovich                             199,550            210,450           1,072,581             271,169
Sandra L. Boyle                                32,207            137,193             173,113             230,012
Steven F. Hallsey                                   0             65,000                   0                   0
Daniel Levin                                        0             85,000                   0                   0
----------------------

(1) Based on the closing price of the Companys Common Stock as reported on the New York Stock Exchange on December31, 1998 of $20.375 per share, minus the applicable exercise prices per share, multiplied by the number of shares underlying the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     In January 1996, the Board of Directors established the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee has responsibility for developing, administering and monitoring the compensation policies applicable to the Company's executive officers, including administering the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan"), under which option grants and restricted stock grants may be made to executive officers and other key employees.


Executive Compensation Philosophy

     The Compensation Committee believes that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company's long-term success, by rewarding the achievement of the Company's short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Stock Incentive Plan and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to REITs and real estate companies of similar size engaged in activities similar to those of the Company. The compensation of the Company's Named Executive Officers in 1998 consisted of base salaries, bonuses, stock options and certain benefits.

     The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive's performance to arrive at a decision regarding compensation programs. The Compensation Committee has retained the services of an independent compensation consultant (the "Compensation Consultant") to assist the Compensation Committee in its evaluation of the key elements of the Company's compensation program. The Compensation Consultant provides advice to the Compensation Committee with respect to competitive compensation in the market in which the Company competes for executive talent and the reasonableness of the current and proposed compensation levels.


1998 Executive Compensation

     For services performed in 1998, executive compensation consisted of base salary, bonuses and grants of stock options under the Stock Incentive Plan. The stock options vest over time.

     Base Salary and Bonuses. Base salaries and bonuses for the Company's executive officers (other than the Chief Executive Officer and the President and Chief Operating Officer) are determined primarily on the basis of the executive officer's responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers annually in accordance with certain criteria determined primarily on the basis of growth in revenues and funds from operations per share of Common Stock and on the basis of certain other factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance.

     Employment Agreements. The base salaries for Robert Batinovich, the Company's Chief Executive Officer, and for Andrew Batinovich, the Company's President and Chief Operating Officer, were established by previously negotiated employment agreements with the Company. Pursuant to the terms of their respective employment agreements, Robert Batinovich and Andrew Batinovich receive an aggregate annual base salary of $480,000 and $300,000, respectively, and each is eligible to participate in the Company's employee benefit plans and executive compensation programs. Also, under the employment agreements, each of Robert Batinovich and Andrew Batinovich is entitled to annual contingent bonuses based on the attainment of certain criteria tied to the Company's performance. Each agreement terminates on December 31, 2002, and thereafter may be extended in one year increments. The employment agreements also provide for certain payments of base salary, compensation and benefits upon termination without cause and upon a change of control of the Company.

     Long-Term Incentive Compensation Awards. The Stock Incentive Plan provides for grants to key executives and employees of the Company of
(i) shares of Common Stock of the Company, (ii) options or stock appreciation rights ("SARs") or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Stock Incentive Plan based on a number of factors, including (a) the executive officer's or key employee's position in the Company, (b) his or her performance and responsibilities, (c) the extent to which he or she already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with the Compensation Consultant with respect to long-term incentives and other compensation awards.


Deductibility of Compensation

     Sectio 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.


Chief Executive Officer Compensation

     Salary, Insurance and Bonus. The compensation of Robert Batinovich, the Company's Chief Executive Officer, for fiscal 1998 was determined pursuant to the terms of a previously negotiated employment agreement with the Company. In 1998, Mr. Batinovich received an annual base salary of $480,000 and an aggregate of approximately $17,401 in health insurance and other benefits. Mr. Batinovich also received a bonus of $480,000, which was contingent upon the attainment of certain performance thresholds set forth in the employment agreements. Consistent with the Compensation Committee's policy with respect to long-term incentive compensation awards described above, Mr. Batinovich was granted options to purchase 100,000 shares of Common Stock.

     In addition, on October 23, 1998, the Compensation Committee approved, subject to stockholder approval (approval of which is being sought hereby, see "Proposal No. 2"), the grant to Mr. Batinovich of an option to purchase 700,000 shares of Common Stock, 233,333 shares of which have an exercise price of $27.03 per share (representing a 25% premium above the then current per share market price of the Common Stock), 233,333 shares of which have an exercise price of $32.44 per share (representing a 50% premium above the then current per share market price of Common Stock), and 233,334 shares of which have an exercise price of $37.84 per share (representing a 75% premium above the then current per share market price of Common Stock). On March 15, 1999, the last reported sales price of the Common Stock on the New York Stock Exchange was $17.625 per share.

                                     COMPENSATION COMMITTEE
                                     OF THE BOARD OF DIRECTORS

                                     Patrick Foley
                                     Laura Wallace
                                     Richard C. Blum

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock from Januar 1, 1996 through December 31, 1998 to: (i) the cumulative total return on the Standard and Poor's 500 Stock Index ("S&P 500"), (ii) the following eight other REITs used by the Company as its peer group in the Company s Proxy Statement for its 1998 Annual Meeting of Stockholders (the "1997 Peer Group"):
Colonial Properties Trust, Cousins Properties Incorporated, EastGroup Properties, MGI Properties, Pennsylvania Real Estate Investment Trust, Washington Real Estate Investment Trust, Regency Realty Corporation and Value Property Trust; (iii) the cumulative total return on the Russell 2000 Index ("Russell 2000"), and (iv) the following five other REITs selected by the Company which the Company believes are comparable in size and engaged in activities similar to those of the Company (the "1998 Peer Group"): Colonial Properties Trust, Cousins Properties Incorporated, Vornado Realty Trust, Highwoods Properties, Inc. and Brandywine Realty Trust. The graph assumes that the value of the investment in the Company s Common Stock was $100 at January 1, 1996 and that all dividends were reinvested.

     Beginning with the annual meeting proxy statement relating to the 2000 Annual Meeting of Stockholders, the Company will discontinue using the S&P 500 and the 1997 Peer Group as comparable indices for stock price performance, and will use only the Russell 2000 and the 1998 Peer Group. The Company believes that the Russell 2000 is a better comparison measure than the S&P 500, because the Companys market capitalization is comparable to the average market capitalization of the Russell 2000, and is materially smaller than the average market capitalization of the S&P 500. The 1998 Peer Group includes two of the same companies as the 1997 Peer Group; the remaining companies in the 1997 Peer Group are either in liquidation (MGI Properties and Value Property Trust), or have a smaller market capitalization or a limited regional or product focus (EastGroup Properties, Washington Real Estate Investment Trust, Pennsylvania Real Estate Investment Trust and Regency Realty Corporation).

     TOTAL STOCKHOLDER RETURN SHOWN ON THE FOLLOWING GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS BEFORE CONSIDERATION OF INCOME TAXES.

TOTAL RETURN PERFORMANCE
[GRAPHIC OMITTED]
   (Graphic of line chart showing Glenborough Realty Trust Incorporated,
    S&P 500, SNL Custom Peer Group, Russell 2000, Company Peer Group)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Related Parties

     The Company acquired from Glenborough Partners, a California limited partnership ("Partners"), an option (the "Option") to acquire all of Partners' rights under a Lease with Option to Purchase Agreement (the "Lease/Option"), to lease and acquire certain undeveloped real property located in Burlingame, California (the
"Property"). The Company paid approximately $533,000 for such acquisition, with the intention of using the option period to evaluate the desirability of developing the Property as a Company investment. Upon expiration of the option period in 1999, the independent members of the Company's Board of Directors concluded that proceeding with the development of the Property would have required that the Company incur substantial debt, and accordingly elected (Robert Batinovich and Andrew Batinovich abstaining) not to proceed with the development and not to exercise the Option, in return for Partner' Agreement to (i) reimburse the Company for the $533,000 payment, as well as approximately $1.5 million of predevelopment costs incurred by the Company relating to the Property, 20% of such reimbursement to take the form cash, with the balance in a promissory note bearing interest at an annual rate of 10% and maturing in three years, and (ii) grant to the Company a participation in profits realized by Partners from the development and sale of the Property. Robert Batinovich and Andrew Batinovich own, in aggregate, approximately 22% of the partnership interests in Partners.


                                 PROPOSAL NO. 2
                       APPROVAL OF GRANT OF STOCK OPTIONS
                   TO ROBERT BATINOVICH AND ANDREW BATINOVICH

     On October 23, 1998, the Compensation Committee approved, subject to stockholder approval, the granting (i) to Robert Batinovich, the Company's Chairman and Chief Executive Officer, of an option to purchase 700,000 shares of the Company's Common Stock, and (ii) to Andrew Batinovich, the Company's President and Chief Operating
Officer, of an option to purchase 300,000 shares of the Company's Common Stock. Both grants become exercisable in full on the third anniversary of the grant date, and will expire on the tenth anniversary of the grant date.

     As to each grant, the exercise prices are set at premiums over the closing price of the Company's Common Stock on the date of grant, which was $21.625. The following table sets forth the number of shares subject to the proposed options and the respective exercise price and percentage premium of the exercise price over the closing price of the Company's Common Stock on the date of grant:


        Number of Shares Underlying Options                               Exercise Price Premium Above $21.625,
    Robert Batinovich        Andrew Batinovich         Exercise Price       the Market Price on Date of Grant

         233,333                  100,000                  $27.03                        25%
         233,333                  100,000                  $32.44                        50%
         233,334                  100,000                  $37.84                        75%

     On March 15, 1999, the last reported sales price of the Common Stock on the New York Stock Exchange was $17.625 per share.

     Approval of these grants requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting with respect to such proposal. Stockholder approval of these grants is required in order for these options to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. In addition, stockholder approval of these grants is required by the rules of the New York Stock Exchange.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                  FOR APPROVAL OF THE GRANT OF STOCK OPTIONS TO
                     ROBERT BATINOVICH AND ANDREW BATINOVICH

                                 PROPOSAL NO. 3
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders.

     Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to
ratify  the  selection  of  Arthur   Andersen  LLP  as  the  Company's
independent auditors for the fiscal year ending December 31, 1999. Whether the proposal is approved or defeated, the Board may reconsider its selection at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
           FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                    AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                        THE YEAR ENDING DECEMBER 31, 1999


                                  OTHER MATTERS

     Annual Report. The Company has included in the mailing of this Proxy Statement a copy of its Annual Report for the year ended December 31, 1998. The Exhibits to that report will also be provided upon request and payment of the costs of reproduction. Requests should be addressed to Investor Relations, 400 South El Camino Real, 11th Floor, San Mateo, California 94402-1708.

     Section 16(a) Beneficial Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of equity securities of the Company and to furnish the Company with copies of all such Section 16(a) forms they file. The Exchange Act also requires that the Company disclose delinquencies in filing such forms by Reporting Persons during and with respect to its most recent fiscal year. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements.

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of such proposal in writing to the Secretary of the Company. To be timely for the Company's 2000 Annual Meeting of Stockholders, a stockholder's notice must be received by Frank E. Austin at the principal executive offices of the Company, no earlier than February 7, 2000 and no later than March 8, 2000. In the event that the date of the 2000 Annual Meeting is advanced to a date before April 7, 2000 or delayed to a date after July 7, 2000, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to the 2000 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2000 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2000 Annual Meeting is first made. A stockholder's notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Company's books and of such beneficial owner and (y) the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 6, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

     Other Business. The Company is not aware of any business to be presented for consideration at the Meeting other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.


                                 By Order of the Board of Directors





                                 ROBERT BATINOVICH
                                 Robert Batinovich,
                                 Chairman and Chief Executive Officer


San Mateo, California
April 5, 1999